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                                Prospectus Supplement filed under Rule 424(b)(3)
                                                       Registration No. 333-9661
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 17, 1996)

                          BROADBAND TECHNOLOGIES, INC.

                                  $115,000,000

               5% CONVERTIBLE SUBORDINATED NOTES DUE MAY 15, 2001
                   (INTEREST PAYABLE MAY 15 AND NOVEMBER 15)

                                      AND

   2,772,420 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, ISSUABLE UPON
              CONVERSION OF SUCH 5% CONVERTIBLE SUBORDINATED NOTES

                             ---------------------

     The Prospectus, dated September 17, 1996 (the "Prospectus"), relating to the offering for resale of up to $115,000,000 aggregate principal amount of outstanding 5% Convertible Subordinated Notes, due May 15, 2001 (the "Notes") of BroadBand Technologies, Inc. ("BroadBand"), and the 2,772,420 shares of Common Stock, par value $0.01 per share, of BroadBand that are issuable upon conversion of the Notes, as previously supplemented, is hereby supplemented as set forth below.

     1) "Merrill Lynch Pierce Fenner & Smith Inc." is added to the table of Selling Holders on page 30 of the Prospectus, together with the following information as of a recent date prior to the date of this Prospectus Supplement: (i) Principal Amount of Notes Owned and Principal Amount of Notes Offered Hereby of $200,000, (ii) Common Stock Owned Prior to Offering and Common Stock Offered Hereby of 4,821.

            The date of this Prospectus Supplement is June 10, 1997.